Subsidiaries of Worldpay, Inc.

Subsidiary	State or Other Jurisdiction of Formation
Worldpay Holding, LLC	Delaware
Worldpay, LLC	Delaware
Worldpay Company, LLC	Indiana
Worldpay Gaming Solutions, LLC	Delaware
8500 Governors Hill Drive, LLC	Delaware
Worldpay Prepaid Solutions, LLC	Delaware
Worldpay Shared Services, LLC	Delaware
Vantiv Issuer Corp.	Delaware
NPC Group, Inc.	Delaware
Worldpay Services Company	Delaware
National Processing Company Group, Inc.	Delaware
Worldpay ISO, Inc.	Nebraska
Best Payment Solutions, Inc.	Illinois
Worldpay eCommerce, LLC	Delaware
Worldpay Integrated Payments Solutions, Inc.	Nevada
People’s United Merchant Services, LLC	Delaware
MPS Holding Corp.	Delaware
Worldpay Integrated Payments, LLC	Delaware
Worldpay Integrated Payments Canada, LLC	Delaware
MML 1 LLC	Delaware
Worldpay Payments, Inc.	Delaware
Paymetric Holdings, Inc.	Delaware
Paymetric Intermediate Holdings, Inc.	Delaware
Paymetric Inc.	Delaware
AKC Insurance Company LLC	Hawaii
Ship US Holdco, Inc.	Delaware
Worldpay US, Inc.	Georgia
Worldpay US Holdco, Inc.	Delaware
Worldpay SF, Inc.	Delaware
Pazien, Inc.	Delaware
Bibit Secure Internet Payments, Inc.	Delaware
Worldpay Argentina SRL	Argentina
Worldpay Pty Ltd	Australia
Envoy Services Pty Ltd.	Australia
Worldpay Processing Services SRL	Barbados
Worldpay Services SRL	Barbados
Worldpay Treasury Solutions SRL	Barbados
Worldpay Solutions SRL	Barbados
Worldpay Holdings Barbados SRL	Barbados
Vantiv (Barbados) SRL	Barbados
Worldpay Holdings Brasil Participacoes Ltda.	Brazil
Worldpay Do Brasil Processamento De Pagamentos Ltda.	Brazil
Envoy Services Bulgaria Limited	Bulgaria

Subsidiary	State or Other Jurisdiction of Formation
Canadian Envoy Technology Services Ltd.	Canada
Worldpay Canada Corporation	Canada
Worldpay Cayman Holdings Limited	Cayman Islands
Worldpay Marketing Consulting (Shanghai) Co. Limited	China
Envoy Services Denmark APS	Denmark
Worldpay S.à r.l.	France
Worldpay (HK) Limited	Hong Kong
Worldpay India Private Limited	India
Worldpay K.K.	Japan
Bibit Payments KK	Japan
Worldpay Jersey Limited	Jersey
Ship Luxco 2 S.à r.l.	Luxembourg
Ship Luxco 3 S.à r.l.	Luxembourg
Envoy Services Ltd. (Asia) SDn BHD	Malaysia
Worldpay B.V.	Netherlands
Worldpay (NZ) Limited	New Zealand
Worldpay Pte Ltd	Singapore
Envoy Services South Africa (Pty) Limited	South Africa
Bibit Spain, S.L.	Spain
Worldpay International Group Limited	United Kingdom
Worldpay International Solutions Limited	United Kingdom
Worldpay International Payments Limited	United Kingdom
Worldpay International Holdings Limited	United Kingdom
Worldpay International Limited	United Kingdom
Worldpay Group Limited	United Kingdom
Worldpay Governance Limited	United Kingdom
Ship Holdco Limited	United Kingdom
Ship Midco Limited	United Kingdom
Worldpay Finance plc	United Kingdom
Worldpay eCommerce Limited	United Kingdom
Worldpay (UK) Limited	United Kingdom
Worldpay AP Ltd.	United Kingdom
Tayvin 346 Limited	United Kingdom
YESpay International Limited	United Kingdom
YES-Secure.com Limited	United Kingdom
Payment Trust Limited	United Kingdom
Worldpay Limited	United Kingdom
Worldpay Latin America Limited	United Kingdom